Exhibit 5.1

December 5, 2025 Falcon’s Beyond Global, Inc. 1768 Park Center Drive Re: Falcon’s Beyond Global, Inc. - Registration Statement on Form S-3 Ladies and Gentlemen:

We have acted as New York counsel to Falcon’s Beyond Global, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, of the selling securityholders named in the Registration Statement (each a “Selling Securityholder” and collectively, the “Selling Securityholders”) of up to (i) 7,485,437 shares of the Company’s preferred stock, par value $0.0001 per share, designated as “11% Series B Cumulative Convertible Preferred Stock” (the “Series B Preferred Stock”) issued to certain of the Selling Securityholders in private placements and (ii) an aggregate of 8,792,634 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), including up to 8,792,634 shares of Class A Common Stock underlying the shares of Series B Preferred Stock (the “Underlying Shares”). The Class A Common Stock and the Series B Preferred Stock are referred to herein collectively as the “Securities.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the related prospectus or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	a copy of the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on December 5, 2025 (the “Charter”);

(c)	a copy of the Amended and Restated By-laws of the Company as in effect on December 5, 2025;

(d)	a copy of Resolutions of the Board of Directors of the Company (the “Board”) adopted on September 8, 2025;

(e)	the Certificate of Designation of 11% Series B Cumulative Convertible Preferred Stock of the Company (the “Certificate of Designation”);

(f)	the Specimen Class A Common Stock Certificate of the Company;

(g)	a copy of a certificate, dated the date hereof, of the Delaware Secretary of State, certifying the existence and good standing of the Company under the laws of the State of Delaware; and

(h)	the form Subscription Agreement filed as Exhibit 10.1 to the Registration Statement.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

We have further assumed that the Securities will be authorized, executed, and countersigned by the transfer agent or registrar therefor and delivered by the Company and/or the Selling Securityholders, as applicable, in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The shares of Series B Preferred Stock are validly issued, fully paid and non-assessable shares of Series B Preferred Stock of the Company.

2.	The Underlying Shares, when issued upon conversion of the Series B Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of Securities pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JR:JR:MEC:DA